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                                                                     EXHIBIT 4.2
ABC

                             AMERICAN BIOMED, INC.

     COMMON STOCK                                             COMMON STOCK
INCORPORATED UNDER THE                                        SEE REVERSE
 LAWS OF THE STATE OF                                   FOR CERTAIN DEFINITIONS
        DELAWARE

                                                           CUSIP 02461T 10 4
THIS CERTIFIES that

                                     COUNTERSIGNED AND REGISTERED
                                     CONTINENTAL STOCK TRANSFER & TRUST COMPANY
                                     (JERSEY CITY, NEW JERSEY)   TRANSFER AGENT
                                                                  AND REGISTRAR
                                      BY                     AUTHORIZED OFFICER

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, PAR VALUE $.001 PER SHARE, OF
                             AMERICAN BIOMED, INC.

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:
          /s/ Colene Blankinship              [seal]         /s/ Steven B. Rash
               SECRETARY                                           PRESIDENT